UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MEDIACO HOLDING INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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MEDIACO HOLDING INC.
395 Hudson Street, Floor 7
New York, New York 10014

April 22, 2022
Dear Shareholder:
The directors and officers of MediaCo Holding Inc. join me in inviting you to attend the virtual annual meeting of our shareholders on Thursday, June 2, 2022, at 9:00 a.m. Eastern time, via teleconference using (888) 691-1971, Pin 41422. Given the sensitivity to public health and travel concerns that our shareholders may have and the recommendations that public health officials may issue due to the coronavirus (COVID-19), we have decided to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting). To the extent there are further changes, we plan to announce any such updates on our website (www.MediaCoHolding.com) under the Investors heading, and we encourage you to check this page of our website prior to the meeting.
The formal notice of this annual meeting and the proxy statement appear on the following pages and are accompanied by a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2021. After reading the proxy statement and other materials, please submit your proxy promptly by telephone or via the internet in accordance with the instructions on the enclosed proxy card, or by marking, signing, and returning a physical proxy card by mail, to ensure that your votes on the business matters of the meeting will be recorded.
We hope that you will dial in to join this meeting. However, whether or not you attend, we urge you to submit your proxy promptly. Since the meeting is being held virtually, we strongly recommend that you vote your shares in advance of the annual meeting even if you plan to be present.  Instructions on how to vote or change your vote are found in the sections entitled “Questions and Answers About this Annual Meeting—How do I vote my shares before the annual meeting?” and “Questions and Answers About this Annual Meeting—How can I change my vote?"
We look forward to talking to you on Thursday, June 2, 2022.

Sincerely,

/s/ Rahsan-Rahsan Lindsay

Rahsan-Rahsan Lindsay
Chief Executive Officer

This proxy statement is dated April 22, 2022, and we mailed to our shareholders of record as of April 5, 2022 (other than those who previously requested electronic or paper delivery of our proxy materials) a notice of internet availability of proxy materials on or about that date.

MEDIACO HOLDING INC.
395 HUDSON STREET, FLOOR 7
NEW YORK, NEW YORK 10014

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
The annual meeting of the shareholders of MediaCo Holding Inc. will be held on Thursday, June 2, 2022, at 9:00 a.m. Eastern time, via teleconference using (888) 691-1971, Pin 41422.  However, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the coronavirus (COVID-19) situation. As a result, we have decided to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting). To the extent there are any further changes, we plan to announce any such updates on our website (www.MediaCoHolding.com) under the Investors heading, and we encourage you to check this page of our website prior to the meeting.
Holders of Common Shares of MediaCo will be asked to consider and vote on the following matters:
(1)	election of three directors to our board of directors for terms of three years;
(2)	an advisory vote to approve the compensation of our named executive officers;
(3)	an advisory vote to approve the frequency of future advisory votes to approve the compensation of our named executive officers;
(4)	ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2022; and
(5)	transaction of any other business that may properly come before the meeting and any adjournments or postponements.
We describe each of these proposals in more detail in the accompanying proxy statement, which you should read in its entirety before voting.
Only shareholders of record at the close of business on April 5, 2022, are entitled to notice of and to vote at this meeting and any adjournments or postponements of this meeting.

By order of the Board of Directors,

/s/ Bradford A. Tobin

Bradford A. Tobin
Secretary

New York, New York
April 22, 2022
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on June 2, 2022.

The proxy statement and annual report are available, free of charge, at www.proxyvote.com.

Also available on the website are the MediaCo proxy card, as well as additional voting information.

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING	3
FORWARD-LOOKING STATEMENTS	7
PROPOSAL 1: ELECTION OF DIRECTORS	8
SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT	11
DELINQUENT SECTION 16(A) REPORTS	12
CORPORATE GOVERNANCE	12
TRANSACTIONS WITH RELATED PERSONS	15
REPORT OF THE AUDIT COMMITTEE	18
EXECUTIVE COMPENSATION	20
2021 SUMMARY COMPENSATION TABLE	20
PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	24
PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF SHAREHOLDER APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION	24
PROPOSAL 4: RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTANTS	24
MATTERS RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	24
SHAREHOLDER PROPOSALS	24
ANNUAL REPORT	25
OTHER MATTERS	25
NON-INCORPORATION OF CERTAIN MATTERS	25
EXPENSES OF SOLICITATION	25
HOUSEHOLDING OF PROXY MATERIALS	25

MEDIACO HOLDING INC.

395 HUDSON STREET, FLOOR 7
NEW YORK, NEW YORK 10014
PROXY STATEMENT
In this proxy statement, MediaCo Holding Inc. is referred to as “we,” “us,” “our,” “our company,” “the company” or “MediaCo.”
QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING
Q: Why did I receive this proxy statement?
As a MediaCo shareholder, you received this proxy statement because our board of directors is soliciting your proxy to vote at the annual meeting of shareholders. The annual meeting will be held on Thursday, June 2, 2022, at 9:00 a.m., Eastern time, via teleconference using (888) 691-1971, Pin 41422.
This proxy statement summarizes the information you need to know to vote on an informed basis at the annual meeting; however, you do not need to attend the annual meeting to vote your shares. For information regarding how to vote your shares, see “How do I vote my shares before the annual meeting?” We expect to begin sending or otherwise making available this proxy statement, the annual report, notice of annual meeting and the proxy card(s) on or about April 22, 2022, to all shareholders entitled to vote.
Q: What am I voting on?
You are being asked to consider and vote on the following:
•	election of three directors to our board of directors for terms of three years;
•	an advisory vote to approve the compensation of our named executive officers;
•	an advisory vote to approve the frequency of future advisory votes to approve the compensation of our named executive officers; and
•	ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2022.

Q: Who is entitled to vote?
Holders of outstanding shares of MediaCo’s Class A Common Stock, par value $0.01 per share (“Class A Shares”) and holders of outstanding shares of MediaCo’s Class B Common Stock, par value $0.01 per share (“Class B Shares” and together with the Class A Shares, “Common Shares”) as of the close of business on April 5, 2022, the record date, are entitled to vote at the annual meeting. As of April 5, 2022, 3,161,751 Class A Shares and 5,413,197 Class B Shares were issued and outstanding. As of April 5, 2022, there were no shares of MediaCo’s Class C Common Stock, par value $0.01 per share, issued or outstanding.
Q: Has the board of directors made any recommendation with respect to each proposal?
The board of directors recommends that holders of Class A Shares vote FOR Jeffrey H. Smulyan and that the holders of Class B Shares vote FOR Laura A. Lee and Deborah A. McDermott, the persons nominated by the board to be elected as directors for terms of three years. The board of directors also recommends that holders of Common Shares vote FOR approval of an advisory resolution approving the compensation of our named executive officers, for approval of the option of “ONE YEAR” in the advisory vote regarding the frequency of future advisory votes on compensation of our named executive officers, and FOR ratification of Ernst & Young LLP as our independent registered public accountants.
Q: What does it mean if I get more than one proxy card?
If you receive more than one proxy card, it means you hold Common Shares registered in more than one account. Sign and return ALL proxy cards to ensure that all your Common Shares are voted.
Q: What are the voting rights of the Common Shares?
Each Class A Share is entitled to one vote and each Class B Share is entitled to ten votes. Generally, the holders of Class A and Class B Shares vote together as a single group. However, the two classes vote separately in connection with the election of directors, certain “going private” transactions and other matters as provided by law.
At this annual meeting, the Class A and Class B Shares will vote separately on the election of directors (a director elected by the Class A Shares, a “Class A Director” and a director elected by the Class B Shares, a “Class B Director”), and will vote together on the advisory resolution approving the compensation of our named executive officers, the advisory vote regarding the frequency of future advisory votes on compensation of our named executive officers and the ratification of Ernst & Young LLP as our registered public accountants.  The Company knows of no other business to be presented for consideration at the annual meeting other than the items indicated herein. If other matters are properly presented at the annual meeting, the persons designated as authorized proxies on your proxy card may vote on such matters in their discretion.
Q: How do I vote my shares before the annual meeting?
If you hold your shares in your own name, you may submit a proxy by telephone, via the Internet or by mail.
•
Submitting a Proxy by Telephone:  You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern time on June 1, 2022, by calling the toll-free telephone number on the enclosed proxy card, (800) 690-6903. Telephone proxy submission is available 24 hours a day. Voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

•
Submitting a Proxy via the Internet:  You can submit a proxy via the Internet until 11:59 p.m. Eastern time on June 1, 2022, by accessing the website listed on your proxy card, www.proxyvote.com, and following the instructions you will find on the website. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

•
Submitting a Proxy by Mail:  If you choose to submit a proxy by mail, simply mark the appropriate proxy card, date and sign it, and return it in the postage paid envelope provided or to the address shown on the proxy card. Your proxy card must be received by the Secretary before the start of the meeting in order for your vote to be counted.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. You may also attend the annual meeting and vote in person.
If your shares are held in the name of a bank, broker or other holder of record, then you are the beneficial owner of shares held in “street name.”  The notice of annual meeting, proxy statement, and accompanying materials have been forwarded to you by your broker, bank, or other holder of record that is considered the “holder of record” of those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record in voting your shares and you will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on the bank’s or broker’s voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares.
Q: If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?
Stock exchange rules applicable to brokers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters. Your broker has discretionary voting authority under these rules to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accountants. However, unless you provide voting instructions to your broker, your broker does not have discretionary authority to vote on the election of directors, the advisory resolution approving the compensation of our named executive officers or the advisory vote regarding the frequency of future advisory votes on compensation of our named executive officers. Therefore, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.
Q: How will my shares be voted if I give my proxy but do not specify how my shares should be voted?
If you provide specific voting instructions, your shares will be voted at the annual meeting in accordance with your instructions. If you return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf FOR each of the nominees for whom you are entitled to vote, FOR approval of an advisory resolution approving the compensation of our named executive officers, for approval of the option of “ONE YEAR” in the advisory vote regarding the frequency of future advisory votes on compensation of our named executive officers, and FOR the ratification of Ernst & Young LLP as our independent registered public accountants.
Q: What is an “abstention” or a broker “non-vote” and how do they affect the vote?
An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. An abstention with respect to the election of directors is neither a vote cast “for” a nominee nor a vote cast “against” the nominee and, therefore, will have no effect on the outcome of the vote. Abstentions with respect to the advisory resolution approving the compensation of our named executive officers, the advisory vote regarding the frequency of future advisory votes on compensation of our named executive officers and the ratification of Ernst & Young LLP as our independent registered public accountants will also have no effect on the outcome of the vote.
A broker “non-vote” occurs when a broker or other nominee who holds shares for the beneficial owner is unable to vote those shares for the beneficial owner because the broker or other nominee does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote Common Shares for which no voting instructions have been provided by the beneficial owner only with respect to the ratification of Ernst & Young

LLP as our independent registered public accountants. Brokers will not have such discretionary voting power to vote Common Shares with respect to the election of directors, the advisory resolution approving the compensation of our named executive officers or the advisory vote regarding the frequency of future advisory votes on compensation of our named executive officers. Common Shares that are the subject of a broker non-vote are included for quorum purposes, but a broker non-vote with respect to a proposal will not be counted as a vote represented at the meeting and entitled to vote and, consequently, as a general matter, will have no effect on the outcome of the vote.
Q: How can I change my vote?
You may revoke your proxy at any time before it is exercised by:
•	Delivering to the Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the annual meeting;
•	Delivering to the Secretary an executed proxy bearing a later date, before the vote is taken at the annual meeting; or
•	Submitting a proxy on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted), before 11:59 p.m. Eastern time on June 1, 2022.

Any written notice of revocation, or later dated proxy, should be delivered to:
MediaCo Holding Inc.

395 Hudson Street, Floor 7
New York, New York 10014
Attention: Bradford A. Tobin, Secretary

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Secretary before we begin voting at the annual meeting.
If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.
Q: Who will count the votes?
Representatives of Broadridge Financial Solutions, Inc. will count the votes.
Q: What constitutes a quorum?
A majority of the combined voting power of the outstanding Class A and Class B Shares entitled to vote at the meeting constitutes a quorum for the items to be voted on by the Common Shares at the annual meeting (i.e., counting one vote for each share of outstanding Class A Shares and ten votes for each share of outstanding Class B Shares, present in person or represented by proxy), except that a majority of the outstanding Class A Shares entitled to vote at the meeting constitutes a quorum for the election of the Class A Director and a majority of the outstanding Class B Shares entitled to vote at the meeting constitutes a quorum for the election of the Class B Directors.
Q: How many votes are needed for approval of each proposal?
The Class A Director will be elected by a plurality of the votes cast by the holders of outstanding Class A Shares entitled to vote in the election who are present, in person or by proxy, at the meeting. Consequently, the director nominee receiving the most votes of the holders of Class A Shares will be elected to fill the Class A Director position. Only votes cast FOR a nominee will be counted.
The Class B Directors will be elected by a plurality of the votes cast by the holders of outstanding Class B Shares entitled to vote in the election who are present, in person or by proxy, at the meeting. Consequently, the director nominees receiving the most votes of the holders of Class B Shares will be elected to fill the Class B Director positions. Only votes cast FOR a nominee will be counted.
The approval of the advisory resolution approving the compensation of our named executive officers and the ratification of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2022, require that the number of votes cast in favor of that proposal by holders of our outstanding Class A Shares and Class B Shares entitled to vote thereon, voting together, exceed the number of votes cast against the proposal by such holders of our outstanding Class A Shares and Class B Shares.
   With respect to the advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers, we will consider the alternative that receives the greatest number of votes—one year, two years or three years—to be the frequency that shareholders prefer. However, because this vote is advisory and not binding on us or our Board in any way, our Board may decide that it is in our and our shareholders' best interests to hold future advisory votes to approve executive compensation more or less frequently than the alternative approved by our shareholders.

Q: What percentage of stock does our largest individual shareholder own and how does it intend to vote? What about executive officers and directors?
SG Broadcasting LLC (“SG Broadcasting”), is our largest single shareholder, beneficially owning approximately 87.52% of our Class A Shares and 100% of our Class B Shares as of April 5, 2022. Representatives of SG Broadcasting have informed us that they intend to vote for both nominees for election as Class B Director, for approval of the advisory resolution approving the compensation of our named executive officers, for approval of the option of “ONE YEAR” in the advisory vote regarding the frequency of future advisory votes on compensation of our named executive officers and for the proposal regarding the ratification of the selection of Ernst & Young LLP as our independent registered public accountants. If SG Broadcasting does so, the election of Class B Director nominees Ms. Lee and Ms. McDermott, approval of the advisory resolution approving the compensation of our named executive officers, approval of the option of “ONE YEAR” in the advisory vote regarding the frequency of future advisory votes on compensation of our named executive officers and ratification of the selection of Ernst & Young LLP as our independent registered public accountants are expected to be approved because SG Broadcasting controls approximately 95.95% of the combined voting power of our outstanding Common Shares.
All directors and executive officers together own outstanding Class A Shares and Class B Shares representing less than 1% of the combined voting power of our outstanding Common Shares.
Q: Does MediaCo offer an opportunity to receive future proxy materials electronically?
Yes. If you are a shareholder of record, you may, if you wish, receive future proxy statements and annual reports online. If you elect this feature, you will receive either a proxy card or an e-mail message notifying you when the materials are available, along with a web address for viewing the materials. You may sign up for electronic delivery by marking and signing the appropriate spaces on your proxy card or by contacting our Investor Relations Department by e-mail at Legal@MediaCoHolding.com or  by phone at (212) 367-1608. If you received these materials electronically, you do not need to do anything to continue receiving materials electronically in the future.
If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.
Electronic delivery saves MediaCo money by reducing printing and mailing costs. It will also make it convenient for you to receive your proxy materials online. MediaCo charges nothing for electronic delivery. You may, of course, incur the usual expenses associated with Internet access, such as telephone charges or charges from your Internet service provider.
You may discontinue electronic delivery at any time. For more information, contact our Investor Relations Department by e-mail at Legal@MediaCoHolding.com or by phone at (212) 367-1608.
Q: Who can attend the annual meeting?
All shareholders of record as of April 5, 2022, as well as holders of shares held in street name, may attend by dialing into (888) 691-1971, Pin 41422.
Q: Where will the meeting take place?
We intend to hold our annual meeting virtually via teleconference using (888) 691-1971, Pin 41422.  We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the coronavirus (COVID-19) situation. As a result, we have decided to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our website (www.MediaCoHolding.com) under the Investors heading, and we encourage you to check this page of our website prior to the meeting.
Q: What do I do if I have additional questions?
If you have any questions prior to the annual meeting, please contact our Investor Relations Department by e-mail at Legal@MediaCoHolding.com or by phone at (212) 367-1608.

FORWARD-LOOKING STATEMENTS
This proxy statement (this “proxy statement”) includes or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based upon management's assumptions, expectations, projections, intentions and beliefs about future events. In some cases, predictive, future-tense or forward-looking words such as "intend," "plan," "may," "will," "project," "estimate," "anticipate," "believe," "expect," "continue," "potential," "opportunity," "forecast," "should" and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that could cause actual results to difference materially from the results anticipated in these forward-looking statements are contained in MediaCo Holding Inc.’s (the “Company”) periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”) under the heading “Risk Factors” and elsewhere, and other filings that the Company may make with the SEC. The Company cautions readers that the forward-looking statements included in this proxy statement represent our estimates and assumptions only as of the date of this proxy statement and are not intended to give any assurance as to future results. These forward-looking statements are not statements of historical fact and represent only our management's beliefs and expectations as of the date hereof, and involve risks and uncertainties that could cause actual results to differ materially and inversely from expectations expressed in or indicated by the forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, the Company cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. Accordingly, you should not unduly rely on any forward-looking statements.
The Company undertakes no obligation to update or revise any forward-looking statements contained in this proxy statement, whether as a result of new information, future events, a change in our views or expectations or otherwise except as required by the federal securities laws.

PROPOSAL 1: ELECTION OF DIRECTORS
Three directors are to be elected by the holders of Common Shares. Jeffrey H. Smulyan, Laura A. Lee and Deborah M. McDermott have each been nominated for a term of three years and until their respective successors have been elected and qualified. Mr. Smulyan, the Class A Director, will be elected by the Class A Shares voting separately as a single class.  Ms. Lee and Ms. McDermott, the Class B Directors, will be elected by the holder of the Class B Shares voting separately as a single class.  All nominees are currently members of the board of directors.
If, at the time of the annual meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The board of directors has no reason to believe that any substitute nominee or nominees will be required.
Name, Age, Principal Occupation(s) and Business Experience
Nominees for terms expiring in 2025:
Laura A. Lee, Age 46 – Class B Director (Director since November 2019)
Laura Lee is a seasoned tech and media executive and advisor who has been recognized as a top executive by Variety, NACD, Crain’s New York, and Multichannel News. Since 2018, Ms. Lee has been advising companies like McKinsey, Patreon, Xoogler.co (ex-Googler network) and other growth companies. Previously, she held senior positions at various media, tech, and consumer companies including Executive Vice President of Content, Strategy, and Operations at NBCUniversal in 2017, Chief Digital Officer and President of Media at Margaritaville Media (Jimmy Buffett’s lifestyle company) from 2015-2016, Global Head of Top Creators and North American Content at YouTube from 2007-2015, and various roles at Viacom from 2003-2007, including Vice President of Business Development and Operations at MTV Networks.
Ms. Lee is a former board member of American Apparel and currently sits on the board of The Arena Group (NYSE: AREN), WatchMojo, and Womensphere. Ms. Lee is a class officer for her Brown University class and is an active alumna for Harvard Business School. Ms. Lee is a seasoned tech and media executive and advisor with a concentration on digital media. Her myriad of contacts in the digital space, combined with her experience evaluating tech and other media businesses, allows Ms. Lee to help the board evaluate operational efficiencies and acquisition opportunities.
Deborah A. McDermott, Age 67 – Class B Director (Director since November 2019)
Deb McDermott has served as Chief Executive Officer of Standard Media Group LLC since April 2018 and, at the conclusion of the TEGNA acquisition by Standard General, Ms. McDermott will assume the duties of Chief Executive Officer of TEGNA.  Ms. McDermott has over twenty years of experience leading broadcast groups, most recently as Chief Operating Officer of Media General and the Chief Executive Officer and President of Young Broadcasting. In these roles, Ms. McDermott served as a key member of the leadership teams responsible for the successful acquisition and integration of more than 90 stations. During her tenure at Young Broadcasting, she guided that company through a series of successful mergers, including transformative transactions with Media General and Lin Media, and finally a sale to Nexstar Broadcasting.
Ms. McDermott is also a member of the Broadcasting & Cable Hall of Fame and has served as Chair of the National Association of Television Program Executives (NATPE), Chair of the ABC Affiliate Board of Governors, and as a member of the Boards of the National Association of Broadcasters (NAB) and the Television Bureau of Advertising (TVB).
Ms. McDermott’s experience running and building television companies gives the board an operational perspective on the media business, particularly with respect to acquisitions and their integration.
Jeffrey H. Smulyan, Age 75 – Class A Director (Director since June 2019)
Jeff Smulyan founded Emmis Communications Corporation (“Emmis”) in 1979 and serves as its Chairman of the board of directors and Chief Executive Officer. At Emmis, he has held the positions of Chairman of the board of directors and Chief Executive Officer since 1981 and was President until August 2015. With Emmis’ launch of a special purpose acquisition corporation in January 2021, Mr. Smulyan was also appointed Chairman of the board of directors and Chief Executive Officer of Monument Circle Acquisition Corp.  Mr. Smulyan began working in radio in 1973, and has owned one or more radio stations since then. Formerly, he served as our Chief Executive Officer from June 2019 through June 2021, and he was also the owner and chief executive officer of the Seattle Mariners Major League Baseball team. He is former Chairman of the Radio Advertising Bureau; a former director of The Finish Line, a sports apparel manufacturer; and serves as a Trustee of his alma mater, the University of Southern California. Among other awards, Mr. Smulyan has received the National Radio Award, been inducted into the Broadcasting and Cable Hall of Fame, been named a “Giant of Broadcasting” by the Library of American Broadcasting, and been honored as an Indiana Living Legend.

Mr. Smulyan was recommended by Emmis Operating Company (“EOC”), a wholly-owned subsidiary of Emmis, and, as such, pursuant to MediaCo’s Amended and Restated Articles of Incorporation, our board is currently required to nominate him as a Class A Director.   Mr. Smulyan’s experience ranges from running an individual radio station to chairing significant broadcast industry groups, providing the board with strategic insights into the broadcast industry and future trends that will likely affect the company’s radio broadcasting operations.
Directors whose terms expire in 2023:
J. Scott Enright, Age 59 – Class A Director (Director since November 2019)
Scott Enright serves as Executive Vice President, General Counsel and Secretary of Emmis, a position he has held since March 2009. With Emmis’ launch of a special purpose acquisition corporation in January 2021, Mr. Enright was also appointed Executive Vice President, General Counsel and Secretary of Monument Circle Acquisition Corp.  Formerly, he served as our Executive Vice President, General Counsel and Secretary from November 2019 through November 2021, and he served as Senior Vice President, Associate General Counsel and Secretary of Emmis from September 2006 to February 2009 and as Vice President, Associate General Counsel and Assistant Secretary from the date he joined Emmis in October 1998, previously being a partner at the law firm Bose McKinney & Evans. Mr. Enright serves on the board of Broadcaster Traffic Consortium, LLC (an aggregator of radio broadcast spectrum used to distribute traffic data to in dash and hand held mapping devices), as well as on the boards of charitable organizations such as Goodwill of Central and Southern Indiana, Inc., EdChoice, Inc. (formerly the Milton and Rose D. Friedman Foundation) and the Endowment of the Second Presbyterian Church of Indianapolis.
Mr. Enright was recommended by EOC and, as such, pursuant to MediaCo’s Amended and Restated Articles of Incorporation, our board is currently required to nominate him as a Class A Director.  Mr. Enright is a lawyer with extensive experience in a wide range of legal issues facing publicly traded media companies, including corporate governance and regulatory matters.
Mary Beth McAdaragh, Age 58 – Class B Director (Director since November 2019)
Mary Beth McAdaragh has over 30 years of media production, distribution and marketing experience having been involved with the branding and marketing of some of the most recognizable television franchises in domestic and international syndication. She most recently served as Executive Vice President, Marketing/Affiliate Relations for CBS Media Ventures (a division of ViacomCBS).  She was responsible for the Marketing and Affiliate Relations for the industry’s leading roster of first-run and off-network syndicated product including: Judge Judy, Dr. Phil, Wheel of Fortune, Jeopardy!, Entertainment Tonight, The Drew Barrymore Show, Rachael Ray and Inside Edition. McAdaragh began her career in 1986 at Columbia TriStar Television Distribution (now SONY) In 1995, she left SONY to join independent production and distribution company MaXam Entertainment as the Director of Marketing. In 2000, she was named Vice President, Marketing for NBC Enterprises, the then newly formed syndication division of NBC.
Ms. McAdaragh serves as a board member for MediaCo Holding, Inc. with operations in radio and out-of-home media.  She graduated from South Dakota State University with a BA in Broadcast Journalism and is a member of the university’s Mass Communications Department Advisory Council.
Directors whose terms expire in 2024:
Andrew P. Glaze, Age 43 – Class B Director (Director since November 2019)
Andrew Glaze is the founder and has served as the Chief Investment Officer of Shiro Capital since 2019. Prior to Shiro Capital, Mr. Glaze served as a Research Analyst at Standard General L.P. (“Standard General”) from 2016 to June 2019. Before joining Standard General, Mr. Glaze was a Managing Director at Claar Advisors, LLC, which he joined in 2014. Mr. Glaze was the founder, and, from 2009 through 2014, the Chief Investment Officer of Emys Capital, LLC. Prior to May 2009 he was an investment banking associate on the Consumer and Leveraged Finance teams at Merrill Lynch. Mr. Glaze began his career in the United States Army where he served as an officer for five years in the 1st Cavalry Division. As part of his service, Mr. Glaze deployed to Baghdad, Iraq for one year where he served with distinction as a Captain and Aviation Brigade Fire Support Officer. Mr. Glaze is a service disabled veteran. He holds a B.S. from the United States Military Academy at West Point and an M.B.A. from Columbia Business School, where he participated in the highly selective Value Investing Program. He is also a member of the Success Academy Charter Network Advisory Board. Mr. Glaze is a Chartered Financial Analyst.
Mr. Glaze is an experienced investment professional, with substantial expertise making and supervising investments at all levels of the capital structure.  His investment banking experience and investment experience allows Mr. Glaze to provide valuable insights to the board on capital structure and prospective acquisition opportunities.
Rahsan-Rahsan Lindsay, Age 50 – Class B Director (Director since July 2021)
Rahsan-Rahsan Lindsay was appointed our Chief Executive Officer in June 2021.  Prior to that, he was Executive Vice President at Urban One, Inc., where had worked in various capacities since 2011. During that time, he oversaw advertising sales, integrated marketing, and sales operations for TV One and sister network CLEO TV, which he helped launch in 2019. In 2020, he took over the role as head of iOne Digital ad sales and One Solution, Urban One’s cross-platform marketing group, as well as One X Studios, the branded content production arm of Urban One. Prior to joining TV One in 2011, Mr. Lindsay spent nearly eight years in Ad Sales for Viacom Media Networks, focused on new business development for MTV, Comedy Central, Spike, CMT, and TV Land. Mr. Lindsay also served as VP of Ad Sales for MTV2, mtvU, and Palladia.
Mr. Lindsay has substantial insight into our operations as our Chief Executive Officer and provides substantial background in the broadcast industry.
Patrick M. Walsh, Age 54 – Class A Director (Director since November 2019)
Patrick Walsh served as our President and Chief Operating Officer from June 2019 to August 2020. Mr. Walsh currently serves as President, Chief Operating Officer, and a director of Emmis Communications, and serves in the same capacity at special purpose acquisition corporation Monument Circle Acquisition Corporation (NASDAQ: MON). Previously, he was Executive Vice President, Chief Financial Officer, and Chief Operating Officer of Emmis, having joined Emmis in 2006. Mr. Walsh joined Emmis from iBiquity Digital Corporation (now Xperi Corporation NASDAQ: XPER), the developer and licensor of HD Radio technology, where he served as Chief Financial Officer and led wireless data business development from 2000 to 2006. Mr. Walsh previously served as a management consultant for McKinsey & Company, and worked in various sales, marketing, finance, and accounting roles at General Motors and Deloitte. Mr. Walsh currently serves as a director of the Radio Advertising Bureau, the Radio Music License Committee, and the Center for Leadership Development. Mr. Walsh is a past Vice Chairman of the National Association of Broadcasters and also served six year terms on the Alumni Board of Governors at the Ross School of Business Administration at the University of Michigan and the Indianapolis 500 Festival board. Mr. Walsh has a BBA from the University of Michigan and an MBA from Harvard Business School. Mr. Walsh is a Certified Public Accountant.
Mr. Walsh has been recommended by EOC and, as such, pursuant to MediaCo’s Amended and Restated Articles of Incorporation, our board is currently required to nominate him as a Class A Director. In addition to his background in media operations, finance, and accounting, Mr. Walsh has experience as a management consultant and has served in financial and operational capacities in a business that sold technology to the radio industry.
Recommendation of the Board of Directors
Our board of directors unanimously recommends that holders of Class A Shares vote FOR Jeffrey H. Smulyan and holders of Class B Shares vote FOR Laura A. Lee and Deborah M. McDermott, the persons nominated by the board to be elected as directors.
Under the terms of the Company’s Amended and Restated Articles of Incorporation, Mr. Smulyan’s nomination as a Class A Director is based upon the recommendation of Emmis Operating Company (“EOC”).  EOC, a wholly-owned subsidiary of Emmis, is entitled to nominate each of the three Class A Directors so long as either that certain Management Agreement, dated November 25, 2019, between MediaCo and EOC (the “Management Agreement”) remains in effect, or that certain Unsecured Promissory Note, dated November 25, 2019, from MediaCo to Emmis Communications Corporation (the “Emmis Promissory Note”) remains outstanding.  While the Management Agreement terminated in November 2021, the Emmis Promissory Note currently remains outstanding.
The board believes that well-functioning boards consist of a diverse collection of individuals that bring a variety of complementary skills. Although the board of directors does not have a formal policy with regard to the consideration of diversity in identifying directors, diversity is one of the factors that the board may, pursuant to its charter, take into account in identifying director candidates. Subject to any contractual commitments, the board generally considers each director eligible for nomination in the broad context of the overall composition of our board of directors with a view toward constituting a board that, as a body, possesses the appropriate mix of skills and experience to oversee our business. The board of directors may actively seek candidates that embody elements of diversity in skills, ability, industry knowledge, experience, gender, race and ethnicity.  The experience, qualifications, attributes, or skills that led the board to conclude that each of the members of the board of directors should serve on the board are generally described below:

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
As of April 5, 2022, there were 3,161,751 Class A Shares and 5,413,197 Class B Shares issued and outstanding. The Class A Shares are entitled to an aggregate of 3,161,751 votes and the Class B Shares are entitled to an aggregate of 54,131,970 votes. The following table shows, as of April 5, 2022, the number of shares and percentage of our Class A Shares and Class B Shares held by each person known to us to own beneficially more than five percent of the issued and outstanding Class A Shares or Class B Shares, by our named executive officers and our directors, and by our named executive officers and directors as a group. Unless otherwise specified, the address of each person listed is: One Emmis Plaza, 40 Monument Circle, Suite 700, Indianapolis, IN 46204.
	Class A Shares			Class B Shares
Five Percent Shareholders, Directors, Nominees and Executive Officers	Amount and Nature of Beneficial Ownership Class A Shares (1) (2)		Percent of Class	Amount and Nature of Beneficial Ownership Class B Shares (1)	Percent of Class	Total Beneficial Ownership of Outstanding MediaCo Interests (2)	Percent of Total Voting Power of Outstanding MediaCo Interests
Standard General, L.P.	18,183,799	(3)	87.52%	5,413,197	100.00%	18,183,799	96.27%
Ann C. Beemish	93,106		2.94%	—	—	93,106	*
J. Scott Enright	—		0.00%	—	—	—	*
Andrew P. Glaze	60,167		1.90%	—	—	60,167	*
Laura A. Lee	74,265		2.35%	—	—	74,265	*
Rahsan-Rahsan Lindsay	185,028		5.85%	—	—	185,028	*
Mary Beth McAdaragh	3,685		0.13%	—	—	3,685	*
Deborah A. McDermott	7,370		0.25%	—	—	7,370	*
Jeffrey H. Smulyan	327		0.01%	—	—	327	*
Bradford A. Tobin	190,436		6.02%	—	—	190,436	*
Patrick M. Walsh	—		0.00%	—	—	—	*
All Named Executive Officers and Directors as a Group (10 persons)	639,255		20.23%	—	—	639,555	1.12%
Other 5% Shareholders:
Emmis Communications Corporation	1,381,981	(4)	30.42%	—	—	1,381,981	2.36%
Catalysis Partners, LLC	164,359	(5)	5.20%	—	—	164,359	0.29%
___________________
*    Less than 1%.
(1)
Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the securities shown to be owned by such shareholder. The inclusion herein of securities listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)
As Class B Shares are convertible into Class A Shares at the election of the holder, the beneficial ownership reported herein assumes that the beneficial owner (and no other shareholder) elected to convert all Class B Shares beneficially owned by such beneficial owner into Class A Shares.

(3)
Includes 5,413,197 Class B Shares, as well as 5,986,910 Class A Shares that would have been issued had the Series A Preferred stock been converted into Common Shares on April 5, 2022, and 6,213,772 Class A Shares that would have been issued had the SG Broadcasting Notes been converted into Common Shares on April 5, 2022.  All Common Shares beneficially owned by Standard General are held by SG Broadcasting and certain funds.  Soohyung Kim is the managing member and Standard General serves as investment manager for SG Broadcasting and such funds. Mr. Kim is the managing partner and chief investment officer of Standard General and a director of the general partner of Standard General. By virtue of the foregoing, Standard General and Mr. Kim may be deemed to beneficially own these shares. Each of Mr. Kim and Standard General disclaims beneficial ownership of the shares reported except to the extent of its or his pecuniary interest in such shares.  Each of SG Broadcasting, Standard General and Mr. Kim have an address of 767 Fifth Avenue, 12th Floor, New York, NY 10153.

(4)
Includes 1,380,845 Class A Shares that would have been issued had the Emmis Promissory Note been converted into Common Shares on April 5, 2022.  Emmis has an address of 40 Monument Circle, Suite 700, Indianapolis, IN 46204.

(5)
Based upon information from Schedule 13G filed with respect to MediaCo on March 26, 2020,by Catalysis Partners, LLC, Francis Capital Management, LLC, and John Francis, all of whom have an address of 610 Main Street, Venice, CA 90291.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers and any beneficial owner of more than 10% of any class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in ownership of any of our securities. These reports are made on documents referred to as Forms 3, 4 and 5. Our directors and executive officers must also provide us with copies of these reports. We have reviewed the copies of the reports that we have received and any written representations that no Form 5 was required from the individuals required to file the reports that we have received, as well as reviewed Forms 3, 4 and 5 filed with the SEC. Based on this review, we believe that during the year ended December 31, 2021, each of our directors and executive officers and beneficial owners of more than 10% of any class of our equity securities timely complied with applicable reporting requirements for transactions in our equity securities, except (i) Bradford A. Tobin was six days and two days late, respectively, in filing two Form 4s in connection with the withholding of shares in order to pay taxes associated with the vesting of restricted shares and (ii) Laura A. Lee was three to five days late in filing a Form 4 in connection with open market sales in December 2021.

CORPORATE GOVERNANCE
General
MediaCo aspires to the highest ethical standards for our employees, officers and directors, and remains committed to the interests of our shareholders and other constituents. We believe we can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The board of directors has adopted formal corporate governance guidelines, as well as policies and procedures designed to foster the appropriate level of corporate governance. Some of these guidelines and procedures are discussed below. For further information, including electronic versions of our Code of Business Conduct and Ethics, our Corporate Governance Guidelines, our Audit Committee Charter, our Compensation Committee Charter, and our Complaint Procedure for Accounting and Auditing Matters, please visit the Corporate Governance section of our website (www.MediaCoHolding.com) located under the Investors heading.
Independent Directors
Our board of directors currently consists of eight members. Of these, our board has determined that four (Mses. Lee, McAdaragh and McDermott, and Mr. Glaze) qualify as “independent directors” under the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”).  In addition, MediaCo is a “Controlled Company” as defined in the Nasdaq listing standards. The company is, therefore, pursuant to Nasdaq Marketplace Rule 5615(c)(2), exempt from certain aspects of Nasdaq’s listing standards relating to independent directors. Nevertheless, a majority of the members of the board of directors are “independent directors” under Nasdaq rules.
Board Diversity

Pursuant to the Nasdaq’s Board Diversity Rules, below is the Board Diversity Matrix outlining diversity statistics regarding our Board. In addition to gender and demographic diversity, we also recognize the value of other diverse attributes that directors may bring to our Board, including veterans of the U.S. Military. We are proud to report that of our eight current directors, one is  also a military veteran.

Board Diversity Matrix (as of April 22, 2022)
	Female	Male
Total Number of Directors	8
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
African American or Black	0	2
Alaskan Native or Native American	0	0
Asian	1	0
Hispanic or Latinx	0	0
Native Hawaiian or Pacific Islander	0	0
White	2	3
Two or More Races or Ethnicities	0	0
LGBTQ+	0	0
Did Not Disclose Demographic Background	0	0

Code of Ethics
MediaCo has adopted a Code of Business Conduct and Ethics to document the ethical principles and conduct we expect from our employees, officers and directors. A copy of our Code of Business Conduct and Ethics is available in the Corporate Governance section of our website (www.MediaCoHolding.com) located under the Investors heading.
Leadership Structure and Risk Oversight
MediaCo’s Corporate Governance Guidelines provide that the chair of the board is to meet the independence requirements under the applicable Nasdaq listing standards.  Our board has determined that our board chair, Deborah McDermott, is an ‘independent director’ under Nasdaq rules.  As Chair, Ms. McDermott is responsible for, among other matters: (i) setting the agenda for and leading executive sessions of the independent directors, unless a lead director is otherwise appointed by the Chair; (ii) briefing the CEO on issues arising in the executive sessions; (iii) coordinating and developing the agenda for meetings of the board, in collaboration with the CEO; (iv) convening meetings of the independent directors as necessary or appropriate; and (v) if requested and appropriate, being available for consultation with major shareholders. The board believes that this structure provides strong independent leadership and oversight for our Company and our board.
The board of directors expects the Company’s management to take primary responsibility for identifying material risks the company faces and communicating them to the board, developing and implementing appropriate risk management strategies responsive to those risks with oversight from the board, and integrating risk management into the Company’s decision-making processes. The board, through the Audit Committee on a quarterly basis and as a full board at least annually, regularly reviews information regarding the company’s credit, liquidity and operational risks, as well as strategies for addressing and managing such risks. In addition, the Compensation Committee monitors the Company’s compensation programs so that such programs do not encourage excessive risk-taking by Company employees.
Communications with Independent Directors
Any employee, officer, shareholder or other interested party who has an interest in communicating with the Chair or any other MediaCo independent directors regarding any matter may do so by directing communication to Ms. McDermott addressed to Board Chair, c/o Corporate Secretary, MediaCo Holding Inc., 395 Hudson Street, Floor 7, New York, New York 10014, by e-mail message to Chair@MediaCoHolding.com. The communication will be delivered to the independent directors as appropriate. For matters related to finance or auditing, a communication should specify that it is directed to the Audit Committee. For matters related to compensation, a communication should specify that it is directed to the Compensation Committee. Messages for any director or the board of directors as a whole may be delivered through the Board Chair as well.
Certain Committees of the Board of Directors
Our board of directors currently has, among other committees, an Audit Committee and a Compensation Committee.  MediaCo is a “controlled company” within the meaning of the Nasdaq listing standards. As such, we are exempt from Nasdaq’s requirement that director nominees be selected exclusively by independent directors constituting a majority of the independent directors of the board of directors or that MediaCo have a nominations committee comprised solely of independent directors. Accordingly, MediaCo does not have a separate standing nomination and corporate governance committee comprised of independent directors. The responsibilities and functions normally associated with such committee are instead carried out by the full board of directors.
The board of directors will consider and evaluate potential nominees submitted by holders of our Class A Shares to our corporate secretary on or before the date for shareholder nominations specified in the “Shareholder Proposals” section of this proxy statement. These potential nominees will be considered and evaluated using the same criteria as potential nominees obtained by the board of directors from other sources, subject to the requirement to only nominate persons recommended by EOC so long as the Emmis Promissory Note is outstanding.
In its assessment of each potential candidate, including those recommended by shareholders, the board of directors takes into account all factors it considers appropriate, which may include (a) ensuring that the board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties, (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and related industries, independence of thought and an ability to work collegially, and (c) contractual and other obligations to nominate individuals recommended by EOC or SG Broadcasting. The board also may consider the extent to which the candidate would fill a present need on the board of directors. After conducting an initial evaluation of a candidate, the board of directors would be expected interview that candidate if it believes the candidate might be suitable to be a director and may ask the candidate to meet with certain directors and management. If the board believes a candidate would be a valuable addition to the board of directors, it would expect to nominate that candidate as a director.

Audit Committee. The Audit Committee’s primary responsibility is to engage our independent auditors and otherwise to monitor and oversee the audit process. The Audit Committee also undertakes other related responsibilities as summarized in the Report of the Audit Committee below and detailed in the Audit Committee Charter, which is available in the Corporate Governance section of our website (www.MediaCoHolding.com) located under the Investors heading. The board of directors has determined that the members of the Audit Committee, Laura Lee (chair), Deborah McDermott and Mary Beth McAdaragh, are independent directors under the Exchange Act and the Nasdaq listing standards. The Audit Committee held four meetings during the last fiscal year.
Compensation Committee. The Compensation Committee reviews our compensation and benefit plans for executive officers to ensure that our corporate objectives are met, establishes compensation arrangements and approves compensation payments to members of our board of directors and our executive officers, and generally administers our equity incentive plans. The Compensation Committee’s charter is available in the Corporate Governance section of our website (www.MediaCoHolding.com) located under the Investors heading. The members of the Compensation Committee are Deborah McDermott (chair), Mary Beth McAdaragh and Laura Lee, all of whom are independent directors under Nasdaq standards. The Compensation Committee held one meeting during the last fiscal year.
Additional Committees. The Company has an Acquisition Committee to explore acquisition opportunities that may be available to the Company from time to time.  The members of the Acquisitions Committee are Laura Lee (chair) and Andrew Glaze, each of whom is independent under Nasdaq standards. The Company also has a Digital Committee to explore the expansion and development of the Company’s digital media properties.  The members of the Digital Committee are Laura Lee (chair) and Mary Beth McAdaragh, each of whom is independent under Nasdaq standards. The Company also has a COVID-19 Taskforce Committee to investigate, consider and report to the Board of Directors to discharge the board’s oversight responsibilities as the Company navigates the business, health and safety challenges caused by the COVID-19 pandemic The sole member of the COVID-19 Taskforce Committee is Laura Lee, who is independent under Nasdaq standards. The Company also has recently established a Diversity, Equity and Inclusion Committee to investigate, consider and report to the Board of Directors on matters involving diversity, equity and inclusion efforts by the Company. The sole member of the Diversity, Equity and Inclusion Committee is Andrew Glaze, who is independent under Nasdaq standards. None of the committees held any meetings during the last fiscal year.  In the spring of 2020, the Company also formed as a board committee the COVID-19 Taskforce to discharge the board’s oversight responsibilities as the Company navigates the business, health and safety challenges caused by the COVID-19 pandemic.  Laura Lee serves as the sole standing member of the taskforce, with the authority to bring in such other persons as she deems appropriate.
Meeting Attendance
In 2021, our board of directors held seven meetings, either in person or by telephone. Each director attended at least 75% of the aggregate of (1) the total number of meetings of our board of directors held while he or she was a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served on the committee.
We believe that communication between our shareholders and the members of our board of directors is enhanced by the opportunity for personal interaction at our annual meeting of shareholders. Accordingly, we encourage the members of our board of directors to attend our annual meeting of shareholders whenever possible. Each of our directors attended the Company’s annual meeting of shareholders in 2020, which was held in a virtual-only format.
Compensation of Directors
During 2020, the Compensation Committee authorized annual retainers of $75,000 for each director who is not an officer of Emmis, as well as the following retainers for certain committee chairs:  $25,000 for Board Chair, $25,000 for Audit Committee Chair, $50,000 for Acquisition Committee Chair and $50,000 for Digital Committee Chair.  However, in the summer of 2020 each of the directors elected to reduce their annual $75,000 retainers by twenty percent for the remainder of the year, with Ms. McDermott reducing her retainer by forty percent. This reduction remains in effect for 2021, except that the reduction for 2021 is expected to be paid in Class A Shares.  Mr. Lindsay receives no additional compensation for his service on the Board.
	Fees Earned or	Stock	Option	All Other
Name	Paid in Cash ($)	Awards ($)	Awards (1) ($)	Compensation ($)	Total ($)
J. Scott Enright	—	—	—	—	—
Andrew P. Glaze	60,000	230,000	—	—	290,000
Laura A. Lee	310,000	515,000	—	—	825,000
Mary Beth McAdaragh	60,000	35,000	—	—	95,000
Deborah A. McDermott	95,000	45,000	—	—	140,000
Jeffrey H. Smulyan	—	—	—	—	—
Patrick M. Walsh	—	—	—	—	—

TRANSACTIONS WITH RELATED PERSONS
Relationship and Agreements with Emmis
MediaCo was formed by Emmis in connection with a transaction (the “Transactions”) with SG Broadcasting that involved, among other things, Emmis conveying the assets of radio stations WBLS-FM and WQHT-FM (the “New York Radio Stations”) to MediaCo (the “Separation”) and distributing (the “Distribution”) all of MediaCo’s Class A Shares to all of Emmis’ shareholders pro rata. Emmis and the Company operate separately, each as an independent public company. In connection with the Separation, we and Emmis entered into certain agreements to affect the separation of our business from Emmis and govern our relationship with Emmis after the Separation. The following is a summary of the terms of the material agreements that we entered into with Emmis. These summaries set forth the terms of the agreements that we believe are material and are qualified in their entirety by reference to the full text of such agreements. As noted below, several of such agreements have expired.
Transaction Agreement
On June 28, 2019, we entered into a certain Contribution and Distribution Agreement with Emmis and SG Broadcasting (the “Transaction Agreement”). The Transaction Agreement sets forth our agreements with Emmis and SG Broadcasting regarding the principal actions to be taken in connection with the Transactions. The Transaction Agreement identified assets to be transferred, liabilities to be assumed and contracts to be assigned to the Company as part of the separation, and it provided for when and how these transfers, assumptions and assignments will occur.
Initial Contribution, SG Broadcasting Investment, Purchase Price and Adjustment.  At the closing of the Transactions and pursuant to the terms of the Transaction Agreement, SG Broadcasting made an investment in MediaCo (the “Initial SG Broadcasting Investment”) consisting of $41,500,000 plus the $6,250,000 for additional working capital purposes.  As consideration for the SG Broadcasting Investment, MediaCo issued to SG Broadcasting a convertible promissory note payable by MediaCo in the amount of $6,250,000 (the “Original SG Broadcasting Promissory Note”) and issued to SG Broadcasting 5,359,753 Class B Shares, which constituted all of the issued and outstanding Class B Shares, representing in the aggregate an approximately 76.28% equity ownership interest and 96.98% of the outstanding voting interests of MediaCo immediately following the Transactions. Contemporaneously, Emmis contributed the assets of the NY Radio Stations to MediaCo and MediaCo paid to Emmis the sum of $91,500,000 (the “Purchase Price”), issued the Emmis Promissory Note, secured the use of $5,000,000 of working capital from Emmis which was required to be repaid within nine months following the closing of the Transactions (and was so repaid), and issued to Emmis 1,666,667 Class A Shares, which constituted all of the issued and outstanding Class A Shares and represented in the aggregate approximately 23.72% equity ownership interest and 3.02% of the outstanding voting interests of MediaCo immediately following the Transactions.  In connection with the Distribution, Emmis was issued an additional 16,619 Class A Shares in order to enable 0.1265 Class A Shares to be distributed for each share of Emmis common stock outstanding, and SG Broadcasting was issued an additional 53,444 Class B Shares to enable SG Broadcasting to retain its proportionate ownership percentage in MediaCo.
Contemporaneously with the close of the Transactions, to fund the Purchase Price, the Company entered into a five-year senior secured term loan agreement (the “Senior Credit Facility”) by and among MediaCo Holding Inc., the other parties designated as borrowers thereto, the financial institutions from time to time party thereto, and GACP Finance Co., LLC, a Delaware limited liability company, as administrative agent and collateral agent. The Senior Credit Facility originally provided for initial borrowings of up to $50,000,000, which net proceeds, along with the proceeds from the Initial SG Broadcasting and the Original SG Broadcasting Promissory Note, were paid to Emmis as consideration for the NY Radio Stations, as well as one tranche of additional borrowings of $25,000,000.  On December 13, 2019, the Company entered into an amendment and restatement of the Senior Credit Facility (the “Amended and Restated Senior Credit Facility”) to provide for an additional approximately $23,500,000 in incremental term loans, the proceeds of which were used to fund the Company’s obligations in connection with the transactions contemplated by the Assignment and Assumption Agreement, as defined and further discussed below.
On February 28, 2020, the Company entered into Amendment No. 1 to the Amended and Restated Senior Credit Facility, in order to, among other things, increase the maximum principal amount of Indebtedness, as defined in the Amended and Restated Senior Credit Facility, up to an aggregate principal amount of $10,250,000.
On March 27, 2020, the Company entered into Amendment No. 2 (“Amendment No. 2”) to the Amended and Restated Senior Credit Facility, in order to, among other things, (i) reduce the required Consolidated Fixed Charge Coverage Ratio (as defined in Amendment No. 2) to 1.00x through December 31, 2020, (ii) lower the minimum Liquidity (as defined in the Amended and Restated Senior Credit Facility) to $1.0 million through September 30, 2020, (iii) permit equity contributions and loans under the Second Amended and Restated SG Broadcasting Promissory Note (as defined below) during 2020 to count toward Consolidated EBITDA (as defined in the Amended and Restated Senior Credit Facility) for purposes of the Consolidated Fixed Charge Coverage Ratio, and (iv) increase the maximum principal amount of the SG Broadcasting Subordinated Note (as defined in Amendment No. 2) up to an aggregate principal amount of $20.0 million.

On August 28, 2020, the Company entered into Amendment No. 3 to the Amended and Restated Senior Credit Facility, in order to, among other things, (i) modify certain provisions relating to the repayment of the Term Loan (as defined in the Amended and Restated Senior Credit Facility) such that no quarterly payments shall be required beginning with the fiscal quarter ending September 30, 2020 through and including the fiscal quarter ending June 30, 2021 and (ii) to suspend the testing of the Consolidated Fixed Charge Coverage Ratio from July 1, 2020 through and including June 30, 2021.
On May 19, 2021, the Company entered into Amendment No. 4 and Waiver (“Amendment No. 4”) to the Amended and Restated Senior Credit Facility in order to, among other things, (i) acknowledge the contribution by SG Broadcasting of up to $7.0 million to the Company in the form of subordinated debt, with $3.0 million contributed at closing, $1.0 million to be contributed by June 1, 2021, and up to an additional $3.0 million to be contributed through June 30, 2022, if necessary, to satisfy certain conditions described in Amendment No. 4, (ii) provide for a principal payment of $3.0 million by the Company to reduce borrowings outstanding under the Amended and Restated Senior Credit Facility, (iii) provide that no quarterly scheduled principal payments shall be required through and including the quarter ending March 31, 2022, (iv) reduce the Minimum Consolidated Fixed Charge Coverage Ratio (as defined in the Amended and Restated Senior Credit Facility) to 1.00:1.00 from April 1, through and including December 31, 2022, with it increasing to 1.10:1.00 on and after January 1, 2023, (v) provide that for purposes of calculating compliance with the Minimum Consolidated Fixed Charge Coverage Ratio, Consolidated EBITDA (as defined in the Amended and Restated Senior Credit Facility) includes certain amounts contributed by SG Broadcasting in the form of subordinated debt or equity, including those described above, (vi) provide that for purposes of calculating the Company’s borrowing base under the Senior Credit Facility, the multiple applied to Billboard Cash Flow (as defined in the Amended and Restated Senior Credit Facility) increased from 3.5 to 5.0 and the advance rate applied to the radio stations’ FCC licenses increased from 60% to 70%, (vii) provide that at any time the multiple applied to Billboard Cash Flow exceeds 3.5 or the advance rate applied to the radio stations’ FCC licenses exceeds 60%, an incremental annual interest rate of 1% applies and is paid in kind monthly, (viii) implement the waiver of certain specified events of default, and (ix) provide for an amendment fee of $0.4 million, which was paid in cash.
The Amended and Restated Senior Credit Facility, as amended, bears interest at a rate equal to the London Interbank Offered Rate, plus 7.5%. The Amended and Restated Senior Credit Facility, as amended, requires interest payments on the first business day of each calendar month, beginning December 2019, and quarterly payments on the principal in an amount equal to one and one quarter percent (1.25%) of the initial aggregate principal amount will be due on the last day of each fiscal quarter beginning with the fiscal quarter ending September 30, 2021. The Senior Credit Facility includes covenants pertaining to, among other things, the ability to incur indebtedness, restrictions on the payment of dividends, minimum Liquidity (as defined in the Senior Credit Facility), collateral maintenance, minimum Consolidated Fixed Charge Coverage Ratio (as defined in the Senior Credit Facility) and other customary restrictions.
Indemnification.  The Transaction Agreement provides for releases with respect to pre closing claims arising from the Transactions, and with respect to post Distribution claims, except as otherwise provided in the Transaction Agreement, indemnifications principally designed to place financial responsibility for obligations and liabilities allocated to MediaCo under the Transaction Agreement with MediaCo and financial responsibility for obligations and liabilities allocated to Emmis under the Transaction Agreement with Emmis. Other than in limited circumstances, Emmis shall only be responsible for certain breaches of representations and warranties if losses exceed one percent (1%) and the maximum recovery is limited to ten percent (10%) of the Purchase Price.
Other Matters Governed by the Contribution and Distribution Agreement.  Other matters governed by the Transaction Agreement include, without limitation, access to financial and other information, insurance, confidentiality and access to and provision of records.
Emmis Promissory Notes
The Emmis Promissory Note carries interest at a base rate equal to the interest on any senior credit facility of MediaCo, or if no senior credit facility is outstanding, of 6.00%, and an additional increase of 1.00% following the second anniversary of the date of issuance and additional increases of 1.00% following each successive anniversary thereafter. The Emmis Promissory Note has a maturity date of the fifth (5th) anniversary of its execution. Additionally, the Emmis Promissory Note will be payable in interest in kind through maturity, and will be convertible into Class A Shares at the option of Emmis beginning six (6) months after issuance and at a strike price equal to the thirty (30) day volume weighted average price of the Class A Shares on the date of conversion.
On May 19, 2021, in connection with the execution of Amendment No. 4, the Company issued to SG Broadcasting an additional subordinated convertible promissory note (the “May 2021 SG Broadcasting Promissory Note”), in return for which SG Broadcasting contributed $3.0 million to the Company to make the prepayment of senior credit facility debt required under Amendment No. 4. Up to $7.0 million may be borrowed pursuant to the May 2021 SG Broadcasting Promissory Note. The May 2021 SG Broadcasting Promissory Note carries interest at a base rate equal to the interest on any senior credit facility, or if no senior credit facility is outstanding, of 6.0%, and an additional increase of 1.0% on November 25, 2021 and additional annual increases of 1.0% following each successive anniversary thereafter. The May 2021 SG Broadcasting Promissory Note matures on May 25, 2025 and interest is payable in kind through maturity. Subject to prior shareholder approval of the issuance of the shares, the May 2021 SG Broadcasting Promissory Note is convertible into MediaCo Class A common stock at the option of SG Broadcasting at a strike price equal to the thirty day volume weighted average price of the MediaCo Class A common stock on the date of conversion.
Employee Leasing Agreement
At closing of the Transactions, MediaCo entered into an Employee Leasing Agreement with EOC. Pursuant to the Employee Leasing Agreement, the Company leases from EOC personnel at the NY Radio Stations who are existing employees of EOC to perform services for MediaCo consistent with each leased employees’ past practices at the NY Radio Stations. The initial term of the Employee Leasing Agreement is to last through December 31, 2020, and will automatically renew for successive six month periods, unless otherwise terminated upon the occurrence of certain events. MediaCo is to reimburse EOC for all costs and expenses directly attributable to the leased employees for their services to MediaCo, including salaries, benefits, and out of pocket expenses incurred in connection with the administration of benefits.  By mutual agreement, the Employee Leasing Agreement was terminated effective January 1, 2021.
Management Agreement
At closing of the Transactions, we entered into a Management Agreement with EOC for an initial term of two years. Under the Management Agreement, EOC is to provide to us direct management of NY Radio Stations and related assets, management of the Company’s financial reporting, SEC compliance and other similar obligations arising as a public company. The Company is to pay EOC an annual management fee equal to $1,250,000 in equal monthly installments, plus reimburse certain expenses directly related to the operation of MediaCo’s business. EOC is also prohibited from directly or indirectly investing in any business that competes with the Company and from soliciting or attempting to hire any of the Company’s employees during the term and through the fifth anniversary of the termination of the Employee Leasing Agreement.  The Management Agreement terminated in accordance with its terms in November 2021.
Shared Services Agreements
At closing of the Transactions, we entered into two Shared Services Agreements with Emmis. Historically, Emmis has operated radio stations WLIB AM and WEPN FM (which were retained by Emmis) from many of the same facilities and using many of the same personnel as used in the operation of NY Radio Stations. The Shared Services Agreements became operative as of the completion of the Separation, and is to allow Emmis to continue to use MediaCo’s facilities, equipment and personal consistent with past practices. Emmis is to reimburse MediaCo for all incremental out of pocket costs and expenses incurred by MediaCo in connection with this arrangement.
Local Programming and Marketing Agreement
At closing of the Transactions, we entered into a Local Programming and Marketing Agreement (the “LMA”) with Emmis. Pursuant to the terms and provisions of the LMA, except for the hours of 6:00 a.m. to 8:00 a.m. each Sunday, MediaCo is to make available to Emmis the HD 2 channel of MediaCo’s radio station WQHT FM for purposes of rebroadcasting the programs of Emmis’ radio station WLIB AM. The term of the LMA is intended to continue through December 31, 2022, but may otherwise terminate upon the occurrence of certain other events. Emmis is to be responsible for the salaries of WQHT FM employees and related costs for all personnel used in broadcasting WLIB AM programing, all other costs associated with the production of WLIB AM programming, and the costs of delivering WLIB AM programming to WQHT FM.  By mutual agreement, this LMA was terminated December 16, 2020.
Antenna Site Agreement
At closing of the Transactions, we entered into an Antenna Site Agreement with WLIB. Historically, WBLS FM has used the antenna site owned by WLIB in Lyndhurst, New Jersey as an emergency backup site from which to broadcast WBLS FM’s programs in the event its other broadcast antennas are unavailable. The Antenna Site Agreement allows WBLS FM antenna space on the WLIB tower, as well as ground space for WBLS FM transmission equipment. The Antenna Site Agreement is to last for an initial term of 20 years, with two automatic renewal periods of 10 years each, unless MediaCo provides notice to WLIB of its intention to not renew the lease for an additional term. MediaCo is to pay to WLIB an annual license fee of ten dollars ($10).
Relationship and Agreements with SG Broadcasting
At the closing of the Transactions and pursuant to the terms of the Transaction Agreement, SG Broadcasting made the Initial SG Broadcasting Investment.  As consideration for the Initial SG Broadcasting Investment, MediaCo issued to SG Broadcasting the Original SG Broadcasting Promissory Note and 5,359,753 Class B Shares, which constituted all of the issued and outstanding Class B Shares, representing in the aggregate an approximately 76.28% equity ownership interest and 96.98% of the outstanding voting interests of MediaCo immediately following the Transactions.  Following closing of the Transactions, SG Broadcasting owns all of the issued and outstanding Class B Shares. On February 28, 2020, MediaCo amended and restated the Original SG Promissory Note to allow SG Broadcasting to fund up to an additional $4 million (the “Amended and Restated SG Promissory Note”), and on March 27, 2020, further amended and restated the Amended and Restated SG Promissory Note to allow SG Broadcasting to fund up to an additional $9.75 million (the “Second Amended and Restated SG Promissory Note”).  On September 30, 2020, SG Broadcasting loaned an additional $0.3 million to the Company pursuant to an additional SG Broadcasting Promissory Note (the “Second SG Promissory Note, and together with the

Amended and Restated SG Promissory Note, the “SG Broadcasting Notes”). The SG Broadcasting Notes carry interest at a base rate equal to the interest on any senior credit facility, or if no senior credit facility is outstanding, of 6.00%, and an additional increase of 1.00% following the second anniversary of the date of issuance and additional increases of 1.00% following each successive anniversary thereafter. The SG Broadcasting Notes will have a maturity date of six (6) months after the fifth (5th) anniversary of execution of the Original SG Promissory Note. Additionally, the SG Broadcasting Notes will be payable in interest in kind through maturity. The SG Broadcasting Notes are convertible into Class A Shares at the option of SG Broadcasting at a strike price equal to the thirty (30) day volume weighted average price of the Class A Shares on the date of conversion.
On May 19, 2021, in connection with the execution of Amendment No. 4, the Company issued to SG Broadcasting the May 2021 SG Broadcasting Promissory Note, in return for which SG Broadcasting contributed $3.0 million to the Company to make the prepayment of senior credit facility debt required under Amendment No. 4. Up to $7.0 million may be borrowed pursuant to the May 2021 SG Broadcasting Promissory Note. The May 2021 SG Broadcasting Promissory Note carries interest at a base rate equal to the interest on any senior credit facility, or if no senior credit facility is outstanding, of 6.0%, and an additional increase of 1.0% on November 25, 2021 and additional annual increases of 1.0% following each successive anniversary thereafter. The May 2021 SG Broadcasting Promissory Note matures on May 25, 2025 and interest is payable in kind through maturity. Subject to prior shareholder approval of the issuance of the shares, the May 2021 SG Broadcasting Promissory Note is convertible into MediaCo Class A common stock at the option of SG Broadcasting at a strike price equal to the thirty day volume weighted average price of the MediaCo Class A common stock on the date of conversion.
On December 13, 2019, MediaCo entered into an Assignment and Assumption of Purchase Agreement (the “Assignment and Assumption Agreement”) by and between Billboards LLC, a Delaware limited liability company (“Billboards LLC”) and the Company, regarding that certain Equity Purchase Agreement, dated as of October 16, 2019 (the “Purchase Agreement”), by and among Billboards LLC, FMG Kentucky, LLC, a Delaware limited liability company (“FMG Kentucky), FMG Valdosta, LLC, a Delaware limited liability company (together with FMG Kentucky, the “Acquired Companies”), and Fairway Outdoor Advertising Group, LLC, a Delaware limited liability company (“Fairway”). Billboards LLC is a wholly-owned subsidiary of Standard General L.P., a New York-based investment firm (“Standard General”). Standard General is an affiliate of the controlling shareholder of the Company, SG Broadcasting. The transactions contemplated by the Purchase Agreement closed concurrently with the Company’s entry into the Assignment and Assumption Agreement.  At the same time, MediaCo issued to SG Broadcasting 220,000 MediaCo Series A Preferred Shares in exchange for a cash contribution of $22,000,000.
On August 11, 2020, the board of directors of the Company unanimously authorized the entry into a certain Management Agreement (the “Billboard Agreement”) between Fairway Outdoor LLC (a subsidiary of the Company, “Fairway”) and Billboards LLC (an affiliate of Standard General, “Billboards”). Under the Billboard Agreement, Fairway will manage the billboard business of Billboards in exchange for payments of $25,000 per quarter and reimbursement of all out-of-pocket expenses incurred by Fairway in the performance of its duties under the Billboard Agreement. The Billboard Agreement has an effective date of August 1, 2020, has a term of three years, and has customary provisions on limitation of liability and indemnification.

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
The Audit Committee is a separately-designated, standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. It is composed of three directors the board of directors has determined are “independent directors” as defined by Nasdaq listing standards. The Audit Committee’s responsibilities are set forth in its written charter approved by the board of directors. The charter is reviewed annually by the Audit Committee. A copy of the Audit Committee charter may be found in the Corporate Governance section of our website (www.MediaCoHolding.com) located under the Investors heading. As required by Nasdaq listing standards, the Audit Committee has determined that its charter is adequate. The Audit Committee has also determined that its members meet the financial literacy requirements of Nasdaq listing standards.
Management is responsible for the company’s internal controls and the financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report on the financial statements. The Audit Committee is responsible for the appointment, compensation, and oversight of the independent auditor. For the fiscal year ended December 31, 2021, the Audit Committee engaged Ernst & Young LLP to serve as the company’s independent auditor.

The Audit Committee has met and held discussions with management and Ernst & Young LLP. As part of these meetings and discussions, the Audit Committee (i) discussed with the company’s internal auditor and Ernst & Young, LLP the overall scope and plans for their respective audits, (ii) met with the company’s internal auditor and Ernst & Young, LLP, with and without management present, to discuss the results of their procedures and evaluations, and (iii) discussed with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management processes. Management represented to the Audit Committee that the company’s consolidated financial statements as of and for the fiscal year ended December 31, 2021, were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee also discussed with Ernst & Young LLP matters required to be discussed by their professional standards, including, among other things, matters related to the conduct of the audit of the company's consolidated financial statements and the matters required to be discussed by the applicable requirements of the Public Company Accounting and Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The board of directors, upon the recommendation of the Audit Committee, has adopted an Auditor Independence Policy that, among other things, prohibits the company’s independent auditor from performing certain non-audit services for the company, requires prior approval of the Audit Committee for any services provided by the company’s independent auditor, limits the hiring by the company of former employees of the company’s independent auditor who have worked on the MediaCo account and requires enhanced disclosure both to the Audit Committee and to shareholders of matters related to auditor independence.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accountants that firm’s independence. In addition, the Audit Committee (or the chairman of the Audit Committee with respect to engagements of less than $100,000) approves in advance all engagements of the company’s independent auditor. The Audit Committee determined that Ernst & Young’s provision of non-audit services to the company as described in “Matters Relating to Independent Registered Public Accountants” is compatible with maintaining that firm’s independence.
Based on these discussions and reviews, the Audit Committee determined that the audited financial statements for the company’s last fiscal year should be included in our company’s annual report on Form 10-K, and made a formal recommendation to the board of directors to that effect.
Laura A. Lee, Chair
Deborah McDermott
Mary Beth McAdaragh

EXECUTIVE COMPENSATION
Through November 21, 2021, when the Management Agreement terminated, we were managed in substantial part by EOC.  However as of the date of this proxy, we are managed by own personnel, including our three named executive officers for 2021, Rahsan-Rahsan Lindsay, our Chief Executive Officer, Ann C. Beemish, our Chief Financial Officer, and Bradford A. Tobin, our President and Chief Operating Officer.  The following table sets forth the compensation awarded to, earned by, or paid to Mr. Lindsay, Ms. Beemish and Mr. Tobin, as approved by the Compensation Committee of our Board, which has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to the executives is fair, reasonable and competitive.

2021 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) – Assumes Vested	Option Awards ($)	All Other Compensation ($)	Total ($)
Rahsan-Rahsan Lindsay	2021	268,874(1)	54,000	232,040(4)	—	—	554,914
Chief Executive Officer							-
Ann C. Beemish	2021	224,390(2)	40,000	—	—	—	264,390
Chief Financial Officer							-
Bradford A. Tobin	2021	290,582(3)	65,000	567,666(5)	—	—	923,248
President and Chief Operating	2020	90,000	50,000	—	—	—	140,000
Officer

(1) Mr. Lindsay’s annual base salary is $550,000.
(2) Mrs. Beemish’s annual base salary is $300,000. Mrs. Beemish received a gross grant of $300,000 on March 31, 2021, which will vest in three equal installments starting March 15, 2022. In addition, Mrs. Beemish received an equity bonus of $160,000 in 2021.
(3) Mr. Tobin’s base salary is $350,000.
(4) Mr. Lindsay received a gross grant of $700,000 on July 1, 2021, which will vest quarterly over two (2) starting September 30, 2021. In addition, Mr. Lindsay received an equity bonus of $216,000 in 2021.
(5) Mr. Tobin received a gross grant of $600,000 on August 14, 2020, which will vest in three equal annual installments starting August 14, 2021. In addition, Mr. Tobin received a gross grant of $300,000 in 2021 and an equity bonus of $260,000 in 2021.

Name	Year	Perquisites and Other Personal Benefits (A) ($)	Tax Reimbursements ($)	Insurance Premiums (B) ($)	Company Contributions to Retirement and 401(k) Plans ($)	Other Payments (C) ($)	Total ($)
Rahsan-Rahsan Lindsay	2021	—	133,807	—	—	—	133,807
Ann C. Beemish	2021	—	—	—	—	—	—
Bradford A. Tobin	2021	—	284,863	—	—	—	284,863
	2020	—	—	—	462	—	462

Outstanding Equity Awards At Year -End For 2021

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)
	Exercisable	Unexercisable
Rahsan-Rahsan Lindsay	—	—	—	—	143,380	767,083
Ann C. Beemish	—	—	—	—	124,875	668,081
Bradford A. Tobin	—	—	—	—	56,464	302,082

(1)	These values were calculated using the $5.35 closing price of our Class A Shares on December 31, 2021.
Retirement Plan
The Company sponsors a Section 401(k) retirement savings plan that is available to substantially all employees age 18 years and older who have at least 30 days of service. Employees may make pre-tax contributions to the plan of up to the annual limit prescribed by the Internal Revenue Service (“IRS”). The Company may make discretionary matching contributions to the plans in the form of cash. Employee contributions are matched at 100% up to a maximum of 2% of eligible compensation.

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission (the “SEC”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The compensation of our named executive officers subject to the vote is disclosed in the compensation tables, and the related narrative disclosure contained in this proxy statement. We believe that our compensation policies and decisions are designed to reward strong annual operating performance by the Company.
Accordingly, our Board is asking shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders.
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Compensation Committee or the Board. Nevertheless, the views expressed by shareholders, whether through this vote or otherwise, are important to Company management and our Board and, accordingly, our Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your advisory vote serves as an additional tool to guide the Compensation Committee and our Board in continuing to align the Company’s executive compensation program with the interests of the Company and its shareholders and is consistent with our commitment to high standards of corporate governance.
This vote is not intended to express a view on any specific element of pay, but rather the overall compensation program and philosophy for our named executive officers described in the compensation tables, and the related narrative disclosure as set forth in the “Executive Compensation” section of this proxy statement. We encourage you to carefully review these disclosures and to indicate your support for our named executive officer compensation program.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY SHAREHOLDER APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION
 Under the Dodd-Frank Act and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. See Proposal 3 for the advisory vote on named executive officer compensation.
The Dodd-Frank Act and Section 14A of the Exchange Act also enable our shareholders to vote, on a non-binding, advisory basis, regarding how frequently in the future we should solicit advisory votes on the compensation of our named executive officers as disclosed in our proxy statements. Accordingly, we are asking our shareholders to indicate whether they would prefer an advisory vote every one, two or three years by voting on the resolution below:
“RESOLVED, that the alternative of soliciting advisory shareholder approval of the compensation of our named executive officers once every one, two or three calendar years that receives the greatest number of votes at the Meeting, cast by persons either voting in person or by proxy, shall be considered the frequency preferred by the shareholders.”
After considering the benefits and consequences of each alternative, our Board recommends that the advisory vote on the compensation of our named executive officers be submitted to shareholders every year. Our Board continues to believe that an annual vote on the compensation of our named executive officers should be held in order to provide shareholders with the ability to express their views on our executive compensation policies and practices on a frequent basis.
While our Board believes that its recommendation is appropriate at this time, shareholders are not voting to approve or disapprove that recommendation, but are instead being asked to indicate their preferences, on a non-binding, advisory basis, as to whether an advisory vote on the approval of compensation for our named executive officers should be held every one, two or three years.
Our Board and Compensation Committee value the opinions of shareholders on this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, they will consider this in deciding how often to hold advisory votes on the compensation of our named executive officers. However, because this vote is advisory and therefore not binding on our Board or the Company, our Board may decide that it is in the best interests of the shareholders that we hold these advisory votes more or less frequently than the option preferred by shareholders. The vote will not be construed to create or imply any change in or addition to the fiduciary duties of our Board or the Company.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF “ONE YEAR” UNDER THIS PROPOSAL 3.

PROPOSAL 4: RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee, a committee of the board of directors, has appointed Ernst & Young LLP to serve as our independent registered public accountants for the year ending December 31, 2021, subject to ratification by the holders of our Common Shares. Our financial statements for the year ended December 31, 2020, were certified by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to attend the annual meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Although our by-laws do not require that we seek shareholder ratification of the appointment of Ernst & Young LLP as our independent auditors, we are doing so as a matter of good corporate governance. If shareholders do not ratify the selection of Ernst & Young LLP as our independent registered public accountants, or if prior to our annual meeting of shareholders Ernst & Young LLP ceases to act as our independent registered public accountants, then the Audit Committee will reconsider the selection of independent registered public accountants.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.
MATTERS RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Fees Paid to Independent Registered Public Accountants
The following table sets forth the fees (including cost reimbursements) paid to Ernst & Young LLP for the year ended, for various categories of professional services they performed as our independent registered public accountants.
_________________

	Year ended December 31, 2020	Year ended December 31, 2021
Audit Fees	$565,000	$470,000
Other Audit Fees (1)	45,000	125,000
Total Fees	$610,000	$595,000

(1)
Fees in 2021 related to the provision of a comfort letter for the Company’s at-the-market offering, the amendment of the Company’s credit facility, and ERP and lease system conversions.   Fees in 2020 related to purchase price allocation and asset fair value determination from the Fairway Outdoor business.

Engagement of the Independent Registered Public Accountants and Approval of Services
During the year ended December 31, 2021, prior to engaging the independent registered public accountants to render the above services and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accountants was compatible with the maintenance of Ernst & Young’s independence in the conduct of its auditing services. Under its current charter, it is the policy of the Audit Committee (or in certain instances, the chairman of the Audit Committee) to pre-approve the retention of the independent registered public accountants for any audit services and for any non-audit services, including tax services. No services were performed during the fiscal year ended December 31, 2021, under the de minimis exception in Rule 2-01(c) (7)(i)(C) of Regulation S-X.

SHAREHOLDER PROPOSALS

To be considered for inclusion in the Company’s 2023 proxy solicitation materials, shareholder proposals submitted in accordance with SEC Rule 14a-8 of the Exchange Act, must be received in writing by our corporate secretary no later than December 23, 2022. Shareholders who wish to bring business before or nominate a person for election as a director at the Company’s 2022 annual meeting (other than through a shareholder proposal pursuant to Rule 14a-8 of the Exchange Act) must notify the corporate secretary in writing and provide the information required by the provisions of our by-laws dealing with shareholder proposals. Copies of our by-laws are available to shareholders free of charge upon request to our corporate secretary. The notice must be delivered to the corporate secretary at the principal executive offices of the Company not later than the close of business on the 90th day (March 4, 2023) nor earlier than the close of business on the 120th day (February 2, 2023) prior to the first anniversary of the 2022 annual meeting; provided, however, that in the event that the date of the 2023 annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be delivered not earlier than the close of business on the 120th day prior to the 2023 annual meeting and not later than the close of business on the later of (i) the 90th day prior to the 2023 annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Our board of directors will review any shareholder proposals that are filed as required and, with the assistance of the Company’s secretary, will determine whether such proposals meet applicable criteria for inclusion in our 2023 proxy solicitation materials or consideration at the 2023 annual meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on the applicable 2023 shareholder proposal and nomination filing deadline, and also retain that authority under certain other circumstances.
To comply with the universal proxy rules, once effective, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 3, 2023.
ANNUAL REPORT
A copy of our annual report on Form 10-K for the year ended December 31, 2021, is being sent to all of our shareholders of record as of April 5, 2022, and is available in the Investors section of our website (www.MediaCoHolding.com). Certain shareholders who have previously given us their consent to receive materials electronically did not receive a physical copy of the annual report and can access the annual report from the Investors section of our website (www.MediaCoHolding.com). The annual report is not to be considered as proxy solicitation material.
OTHER MATTERS
Our board of directors knows of no other matters to be brought before this annual meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.
NON-INCORPORATION OF CERTAIN MATTERS
The Report of the Audit Committee and the information on the MediaCo website do not constitute soliciting material and should not be deemed filed or incorporated by reference into this proxy statement or any other MediaCo filing under the Securities Act or the Exchange Act, except to the extent MediaCo specifically incorporates the Report or website information therein by reference.
EXPENSES OF SOLICITATION
The entire expense of soliciting proxies, including preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies, will be paid by us. Solicitations may be made in person or by mail, telephone, facsimile or other means of electronic communication by our directors, officers and other employees, and none of those persons will receive any additional compensation in connection with the solicitation. We also will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse those record holders for their reasonable expenses incurred in doing so.
HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure permitted by Securities and Exchange Commission rules that is commonly referred to as “householding.” Under this procedure, a single annual report, proxy statement and notice regarding the availability of proxy materials are delivered to multiple shareholders sharing an address unless we receive contrary instructions from any shareholder at that address. We will continue to send a separate proxy card to each shareholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information shareholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are MediaCo shareholders will be “householding” our proxy materials and annual reports as well.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker if you hold your MediaCo shares through a broker, or notify us directly if you are a shareholder of record by sending us an e-mail at Legal@MediaCoHolding.com, calling us at (212) 367-1608 or writing to us at MediaCo Holding Inc. Investor Relations, 395 Hudson Street, Floor 7, New York, New York 10014.  We will deliver promptly, upon written or oral request, a separate copy of the annual report, proxy statement, or notice regarding the availability of proxy materials, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.
If you currently receive multiple copies of our proxy statement and annual report at your address and would like to request “householding” of your communications, you should contact your broker, or, if you are a record holder of MediaCo shares, you should submit a written request to our transfer agent, American Stock Transfer & Trust Company, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 1, 2022 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 1, 2022 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D80371-P74123 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDIACO HOLDING INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Director

Nominee:	**For**	**Withhold**
1a. Jeffrey H. Smulyan	☐	☐

The Board of Directors recommends voting FOR proposals 2 and 4 and for "1 Year" for proposal 3.

	For	**Against**	**Abstain**
2. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. Advisory vote regarding the frequency of future advisory votes on to approve the compensation of our named executive officers.	☐	☐	☐	☐

	For	**Against**	**Abstain**
4. Ratification of the selection of Ernst & Young LLP as MediaCo Holding Inc.'s independent registered public accountants for the year ending December 31, 2022.	☐	☐	☐

	Yes	**No**
Please indicate any plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

D80372-P74123

The undersigned hereby appoints Rahsan-Rahsan Lindsay and Bradford A. Tobin, and each of them individually, as attorneys-in-fact and proxy, with full power of substitution and to vote as designated on the reverse side all shares of Class A Common Stock of MediaCo Holding Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Thursday, June 2, 2022 at 9:00 a.m., local time, via teleconference using 1(888) 691-1971, Pin: 41422 and at any adjournment thereof. **If a vote is not designated on the reverse side, the shares represented by this Proxy will be voted with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.**

This Proxy is Solicited on Behalf of the MediaCo Holding Inc. Board of Directors

Continued and to be signed on reverse side

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 1, 2022 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 1, 2022 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D80373-P74123

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDIACO HOLDING INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Laura A. Lee	☐	☐
1b. Deborah A. McDermott	☐	☐

The Board of Directors recommends voting FOR proposals 2 and 4 and for "1 Year" for proposal 3.

	For	**Against**	**Abstain**
2. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. Advisory vote regarding the frequency of future advisory votes on to approve the compensation of our named executive officers.	☐	☐	☐	☐

	For	**Against**	**Abstain**
4. Ratification of the selection of Ernst & Young LLP as MediaCo Holding Inc.'s independent registered public accountants for the year ending December 31, 2022.	☐	☐	☐

Please indicate any plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

D80374-P74123

The undersigned hereby appoints Rahsan-Rahsan Lindsay and Bradford A. Tobin, and each of them individually, as attorneys-in-fact and proxy, with full power of substitution and to vote as designated on the reverse side all shares of Class B Common Stock of MediaCo Holding Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Thursday, June 2, 2022 at 9:00 a.m., local time, via teleconference using 1(888) 691-1971, Pin: 41422 and at any adjournment thereof. **If a vote is not designated on the reverse side, the shares represented by this Proxy will be voted with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.**

This Proxy is Solicited on Behalf of the MediaCo Holding Inc. Board of Directors

Continued and to be signed on reverse side